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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-KA

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2003
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                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)




          Delaware                  1-14896                    11-3027591
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(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)           File Number)               Identification No.)




               445 Park Avenue, Suite 1028, New York, New York 10022
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                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (212) 829-5700



                                       N/A
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         (Former name or former address, if changed since last report.)


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ITEM 2.     ACQUISITION OF DISPOSITION OF ASSETS

            (a) On November 18, 2003, Network-1 Security Solutions, Inc. ("Network-1") acquired a patent portfolio (the "Patent Portfolio") from Merlot Communications, Inc. a broadband communications solutions provider. Network-1 intends to pursue licensing opportunities related to the technologies covered by the Patent Portfolio as well as pursue the acquisition of additional patents as its new core business.

            The Patent Portfolio consists of six patents issued by the U.S. Patent Office that relate to various telecommunications and networking technologies and include, among other things, patents covering the transmission of audio, voice and data over computer and telephony networks and the delivery of remote power over Ethernet networks. The consideration paid by Network-1 for the acquisition of the Patent Portfolio consisted of a cash payment of $100,000 and contingent future payments equal to 20% of the net income (as defined in the acquisition agreement) of Network-1 from the sale or licensing of the Patent Portfolio after Network-1 achieves $4.0 million of net income from each patent comprising the Patent Portfolio ("Net Profit Payments"). Network-1 has an option to terminate the Net Profit Payments, at any time between January 1, 2007 through March 31, 2007, and from January 1 through March 31 of each year thereafter, by making payments to Merlot in an amount equal to the greater of
(i) two times the payment due for the twelve month period following the notice of termination or (ii) $3.0 million plus 10% for each additional year starting January 1, 2008. The $100,000 payment was funded from working capital of Network-1. The amount of consideration paid by Network-1 for the Patent Portfolio was the result of arms length negotiation between the parties. Wheatley Partners II, L.P. and its affiliates and related entities (the "Wheatley Parties"), who are principal stockholders of Network-1, also owned a majority of the outstanding voting stock of Merlot Communications, Inc. at the time of Network-1's acquisition of the Patent Portfolio. The Wheatley Parties did not participate in the negotiation or the approval of the patent acquisition transaction by Merlot or Network-1.

            In December 2002, Network-1 discontinued its security software product business, as it was unable to achieve sufficient product revenue to support the expenses of such operations. In June 2003, Network-1 sold its CyberwallPLUS security software and related intellectual property to an unaffiliated third party. The Board of Directors focused its efforts on seeking a merger candidate or other strategic transaction for the Company in order to enhance shareholder value. After reviewing numerous opportunities, the Board decided that the acquisition of the Patent Portfolio and the pursuit of licensing opportunities related thereto was the most attractive alternative for its shareholders.

            This Form 8-KA is filed as a result of Network-1's withdrawal of its request to the SEC for confidentiality of certain provisions of the Patents Purchase, Assignment and License Agreement, dated November 18, 2003, between the Network-1 and Merlot Communications, Inc.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (a)  Financial Statements of Business Acquired.  Not Applicable.

            (b)  Proforma Financial Information.  Not Applicable.

            (c)  Exhibits.

                 10.10 Patents Purchase, Assignment and License Agreement, dated November 18, 2003, between Network-1 Security Solutions, Inc. and Merlot Communications, Inc.





















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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NETWORK-1 SECURITY SOLUTIONS, INC.



Dated: April 26, 2004           By:  /s/ Corey M. Horowitz
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                                     Name: Corey M. Horowitz
                                     Title: Chairman and Chief Executive Officer